As filed with the Securities and Exchange Commission on May 14, 2004

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

WRIGHT MEDICAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction	13-4088127 (I.R.S. Employer
of incorporation or organization)	Identification No.)

5677 Airline Road
Arlington, Tennessee	38002
(Address of Principal Executive Offices)	(Zip Code)

Wright Medical Group, Inc.
Third Amended and Restated 1999 Equity Incentive Plan
(Full title of the plan)

F. Barry Bays
President and Chief Executive Officer
Wright Medical Group, Inc.
5677 Airline Road
Arlington, Tennessee 38002
(Name and address of agent for service)

(901) 867-9971
(Telephone number, including area code, of agent for service)

Copy to:
Peter H. Kesser, Esq.
Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
165 Madison Avenue, 20th Floor
Memphis, TN 38103
(901) 526-2000

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
Title of		Maximum	Maximum
Securities to be	Amount to be	Offering Price	Aggregate	Amount of
Registered	Registered(1)	Per Share Price(2)	Offering(2)	Registration Fee
Common Stock	1,500,000	$33.62	$50,430,000	$6,389.48

1.	This registration statement covers 1,500,000 shares of Common Stock, $.01 par value per share, of Wright Medical Group, Inc. (the “Common Stock”) issuable pursuant to the Wright Medical Group, Inc. Third Amended and Restated 1999 Equity Incentive Plan (the “Plan”). The Plan authorizes the issuance of a maximum of 8,267,051 shares of Common Stock, including the 1,500,000 shares being registered herein. In addition, this registration statement covers such indeterminable number of additional shares of Common Stock as may hereafter be offered or issued pursuant to the Plan to prevent dilution resulting from stock splits or similar transactions effected without receipt of consideration and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”).

2.	Estimated solely for calculating the amount of the registration fee. The registration fee has been calculated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act based upon the average of the high and low sales prices of the Common Stock as reported by the Nasdaq National Market on May 12, 2004.

SIGNATURES
INDEX TO EXHIBITS
Ex-4.1 Fourth Amended and Restated Certificate
Ex-4.6 Form of Executive Stock Option Agreement
Ex-5 Opinion Baker,Donelson,Bearman,Caldwell,
Ex-23.1 Consent of KPMG LLP
Ex-23.2 Notice / consent of Arthur Anderen LLP

STATEMENT UNDER GENERAL INSTRUCTION E -
REGISTRATION OF ADDITIONAL SECURITIES

The stockholders of Wright Medical Group, Inc. (the “Company”) originally approved the Company’s 1999 Equity Incentive Plan on December 7, 1999, and the plan was subsequently amended and restated on July 6, 2001, and May 13, 2003. On May 13, 2004, the Company’s stockholders approved an amendment increasing the number of shares of Common Stock available for awards thereunder by 1,500,000 shares, which are the subject of this registration statement.

The contents of the Company’s earlier registration statements related to the Plan, File Number 333-75176 and File Number 333-108638, are incorporated herein by reference.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Company are incorporated by reference into this registration statement:

1.	Annual report on Form 10-K for the year ended December 31, 2003 filed with the Commission on February 20, 2004;

2.	Current report on Form 8-K filed with the Commission on January 26, 2004;

3.	Current report on Form 8-K filed with the Commission on February 12, 2004;

4.	Current report on Form 8-K filed with the Commission on March 31, 2004;

5.	Definitive proxy statement filed with the Commission on April 7, 2004;

6.	Current report on Form 8-K filed with the Commission on April 27, 2004;

7.	Quarterly report on Form 10-Q for the quarter ended March 31, 2004 filed with the Commission on April 29, 2004; and

8.	The description of the Common Stock set forth under the heading “Description of Capital Stock — Common Stock” in the Prospectus portion of Amendment No. 2 to the registration statement on Form S-1 (Registration No. 333-81618) filed with the Commission on February 28, 2002.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents with the Commission.

Item 8. Exhibits.

See Index to Exhibits following the signature page herein.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, State of Tennessee, on May 14, 2004.

WRIGHT MEDICAL GROUP, INC.
By:	/s/ F. Barry Bays
F. Barry Bays
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of Wright Medical Group, Inc. hereby severally constitutes and appoints Jason P. Hood and John K. Bakewell, and each of them, as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre- or post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ F. BARRY BAYS F. Barry Bays	President, Chief Executive Officer and Director (Principal Executive Officer)	May 14, 2004
/s/ JOHN K. BAKEWELL John K. Bakewell	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 14, 2004
/s/ JAMES T. TREACE James T. Treace	Chairman of the Board	May 14, 2004
/s/ RICHARD B. EMMITT Richard B. Emmitt	Director	May 14, 2004
/s/ LAURENCE Y. FAIREY Laurence Y. Fairey	Director	May 14, 2004
/s/ DAVID D. STEVENS David D. Stevens	Director	May 14, 2004
/s/ JAMES E. THOMAS James E. Thomas	Director	May 14, 2004
/s/ THOMAS E. TIMBIE Thomas E. Timbie	Director	May 14, 2004
/s/ ELIZABETH H. WEATHERMAN Elizabeth H. Weatherman	Director	May 14, 2004

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INDEX TO EXHIBITS

Exhibit No.	Description of Exhibits
4.1	Fourth Amended and Restated Certificate of Incorporation of Wright Medical Group, Inc., (1) as amended by Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation of Wright Medical Group, Inc.
4.2	Amended and Restated Bylaws of Wright Medical Group, Inc. (2)
4.3	Third Amended and Restated 1999 Equity Incentive Plan (the “1999 Plan”). (3)
4.4	Form of Incentive Stock Option Agreement, as amended by form of Amendment No. 1 to Incentive Stock Option Agreement, pursuant to the 1999 Plan. (1)
4.5	Form of Non-Qualified Stock Option Agreement pursuant to the 1999 Plan. (1)
4.6	Form of Executive Stock Option Agreement pursuant to the 1999 Plan.
4.7	Form of Non-Employee Director Stock Option Agreement pursuant to the 1999 Plan. (1)
5	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. concerning the legality of the securities being registered.
23.1	Consent of KPMG LLP.
23.2	Notice regarding consent of Arthur Andersen LLP.
23.3	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C. (included in Exhibit 5).
24	Power of Attorney (reference is made to the signature page).

(1)	Incorporated by reference to the Company’s registration statement on Form S-1 (Registration No. 333-59732), as amended.

(2)	Incorporated by reference to the Company’s current report on Form 8-K filed with the Commission on March 31, 2004.

(3)	Incorporated by reference to the Company’s definitive proxy statement filed with the Commission on April 7, 2004.

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